BY-LAWS



                                       of



                        CONSTELLATION ENERGY GROUP, INC.


















                         Amended as of February 16, 2001

                                    ARTICLE I

                            Offices and Headquarters


Section 1. - Name.

The name of the corporation is Constellation Energy Group, Inc.
(the "Corporation").

Section 2. - Offices.

      The principal office of the Corporation is 250 West Pratt Street, Baltimore, Maryland 21201. The Corporation may also have other offices at such other places, either within or without the State of Maryland, as the Board of Directors of the Corporation (the "Board") may determine or as the activities of the Corporation may require.

                                   ARTICLE II

                                  STOCKHOLDERS

Section 1. - Place of Meetings.

      Meetings of stockholders of the Corporation shall be held at such places, either within or without the State of Maryland as may be fixed from time to time by the Board and stated in the notice of meeting or in a duly executed waiver of notice thereof.

Section 2. - Annual Meetings.

      The Annual Meeting of the stockholders for the election of Directors and for the transaction of general business shall be held on any date during the period of April 14 through May 13, as determined year to year by the Board. The time and location of the meeting shall be determined by the Board. Failure to hold an Annual Meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts.

      The Chief Executive Officer of the Corporation shall prepare, or cause to be prepared, an annual report containing a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted to the stockholders at or prior to the Annual Meeting.

Section 3. - Special Meetings.

         Special meetings of the stockholders may be held in the City of Baltimore or in any county in which the Corporation provides service or owns property upon call by the Chairman of the Board, or a majority of the Board whenever they deem expedient, or by the Secretary upon the written request of the holders of shares entitled to not less than twenty-five percent of all the votes entitled to be cast at such meeting. Such request of the stockholders shall state the purpose or purposes of the meeting and the matters proposed to be acted on thereat and shall be delivered to the Secretary, who shall inform such stockholders of the reasonably estimated cost of preparing and mailing such notice of the meeting, and upon payment to the Corporation of such costs the Secretary shall give notice stating the purpose or purposes of the meeting to all stockholders entitled to vote at such meeting. No special meeting need be called upon the request of the holders of the shares entitled to cast less than a majority of all votes entitled to be cast at such meeting, to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding twelve months. The business at all special meetings shall be confined to that specifically named in the notice thereof.

Section 4. - Notice and Waiver; Organization of Meeting.

      When stockholders are required or permitted to take any action at a meeting whether special or annual, written or printed notice of every meeting shall be given to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting. The notice shall state the place, day, and hour of such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given, personally or by mail, not less than 10 or more than 90 days before the date of the meeting. If mailed, such notice shall be deemed given when deposited with the United States Postal Service, postage prepaid, addressed to the stockholder at his or her address as it appears on the records of the Corporation or its registrar. The business at all special meetings shall be confined to that specifically named in the notice thereof.

      When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken unless the adjournment is for more than 120 days, or, if after the adjournment, a new record date is fixed for the adjourned meeting, in which circumstances a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

      Notice of any meeting of stockholders may be waived in writing by any stockholders entitled to vote at such meeting. Attendance at a meeting by any stockholder, in person or by proxy, shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

      All meetings of the stockholders shall be called to order by the Chairman of the Board, or in his or her absence by the President or a Vice President; or in the case of the absence of such Officers, then by any stockholder. The party calling the meeting to order shall be Chairman of the meeting. The Secretary of the Corporation, if present, shall act as secretary of the meeting, unless some other person shall be elected by the stockholders at the meeting to act as secretary. An accurate record of the meeting shall be kept by the secretary thereof, and placed in the record books of the Corporation.

Section 5. - Order of Business.

      (a) At any Annual Meeting, only such business shall be conducted as shall have been brought before the Annual Meeting (i) by or at the direction of the Board, or (ii) by any stockholder who complies with the procedures set forth in this Section 5.

      (b) For nominations or other business to be brought properly before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal office of the Corporation not less than 75 days prior to the anniversary of the date on which notice of the prior year's Annual Meeting was given to stockholders in accordance with Section 4 of this Article II. Notices by facsimile will not be accepted by the Secretary of the Corporation. To be in proper written form, a stockholder's notice to the Secretary shall set forth in writing as to each matter the stockholder proposes to bring before the Annual Meeting:

          (i) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities
               Exchange Act of 1934 (the "Exchange Act") or any applicable successor provisions thereto, including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; and as to the stockholder giving the notice, the name and address, as they appear on the Corporation's books, of the stockholder proposing such nomination and the class and number of shares of stock of the Corporation which are beneficially owned by the stockholder.

          (ii) as to any other business that the stockholder proposes to bring before the meeting:

                (A) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting;

                (B) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business;

                (C) the class and number of shares of stock of the Corporation which are beneficially owned by the stockholder; and

                (D) any material interest of the stockholder in such business.

      (c) Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at an Annual Meeting except in accordance with the procedures set forth in this Section 5 of Article II. The Chairman of an Annual Meeting shall, if the facts warrant, determine and declare at the Annual Meeting that business was not properly brought before the Annual Meeting in accordance with the provisions of this Section 5 of Article II and, if the Chairman should so determine, he or she shall so declare at the Annual Meeting and any such business not properly brought before the Annual Meeting shall not be transacted.

      (d) Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 6. - Quorum.

      At any meeting of the stockholders the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum for the transaction of business.

      When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

      The stockholders present, although less than a quorum, may adjourn the meeting to another time or place; provided that notice of such adjourned meeting is given in accordance with the provisions of Section 4 of this Article II.

Section 7. - Voting; Proxies.

         At all meetings of the stockholders each stockholder shall be entitled to one vote for each share of Common Stock standing in his or her name and, when the Preferred Stock is entitled to vote, such number of votes as shall be provided in the Charter of the Corporation for each share of Preferred Stock standing in his or her name, and the votes shall be cast by stockholders in person or by lawful proxy. However, no proxy shall be voted 11 months after the date thereof, unless the proxy provides for a longer period.

Section 8. -  Control Shares.

         Notwithstanding any other provision of the Charter of the Corporation or these by-laws, Title 3, Subtitle 7 of the Maryland General Corporation Law (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor by-law, apply to any prior or subsequent control share acquisition.

Section 9. - Method of Voting.

      All elections and all other questions shall be decided by a majority of the votes cast, at a meeting at which a quorum is present, except as expressly provided otherwise by the general laws of the State of Maryland or the Charter and except that Directors shall be elected by a plurality of the votes cast.

Section 10. - Ownership of its Own Stock.

      Shares of capital stock of the Corporation held by either (i) the Corporation or (ii) another corporation, if a majority of the shares entitled to vote in the election of Directors of such other corporation is held, directly or indirectly, by the Corporation (a "Controlled Corporation"), shall neither be entitled to vote nor be counted for quorum purposes. Nothing in this Section 9 shall be construed as limiting the right of the Corporation or any Controlled Corporation to vote stock of the Corporation held by it in a fiduciary capacity.

Section 11. - Judge of Election and Tellers.

      The Directors shall, at a regular or special meeting, appoint a Judge of Election and two Tellers to serve at each meeting of stockholders. If the Directors fail to make such appointments, or if the Judge of Election and/or Tellers, or any of them, fail to appear at the meeting, the Chairman of the meeting shall appoint a Judge of Election and/or a Teller or Tellers to serve at that meeting. It shall be the duty of the Tellers to receive the ballots of all the holders of stock entitled to vote and present at a meeting either in person or by proxy, and to count and tally said ballots by the official record of stockholders of the Corporation, or by a summary prepared therefrom and certified by the Stock Transfer Agent or the Secretary of the Corporation showing the number of shares of Common and, if entitled to vote, Preferred Stock owned of record by each stockholder, who may be designated therein by name, code number, or otherwise, and certify them to the Judge of Election, and the said Judge shall communicate in writing the result of the balloting so certified by the Tellers to the Chairman who shall at once announce the same to the meeting. This certificate, signed by the Tellers and countersigned by the Judge, shall be duly recorded as part of the minutes of the meeting and filed among the records of the Corporation.

Section 12. -  Record Date for Stockholders; Closing of Transfer Books.

      The Board may fix, in advance, a date as the record for the determination of the stockholders entitled to notice of, or to vote at, any meeting of stockholders, or entitled to receive payment of any dividend, or entitled to the allotment of any rights, or for any other proper purpose. Such date in any case shall not be more than 90 days (and in the case of a meeting of stockholders not less than 10 days) prior to the date on which the particular action requiring such determination of stockholders is to be taken. Only stockholders of record on such date shall be entitled to notice of or to vote at such meeting or to receive such dividends or rights, as the case may be. In lieu of fixing a record date the Board may close the stock transfer books of the Corporation for a period not exceeding 20 nor less than 10 days preceding the date of any meeting of stockholders or not exceeding 20 days preceding any other of the above mentioned events.

                                   ARTICLE III

                        BOARD OF DIRECTORS AND COMMITTEES


Section 1. - Powers of Directors

      The business and affairs of the Corporation shall be managed by the Board which shall have and may exercise all the powers of the Corporation, except such as are expressly conferred upon or reserved by the stockholders by law, by Charter, or by these by-laws. Except as otherwise provided herein, the Board shall appoint the Officers for the conduct of the business of the Corporation, determine their duties and responsibilities and fix their compensation. The Board may remove any Officer.

Section 2. - Number and Election of Directors.

      The number of Directors shall be eighteen (18) or such number as the Board of Directors shall determine by amendment to these by-laws. Each Director shall own at least 300 shares of the Corporation's Common Stock. The Directors shall be grouped into three classes, Class I, Class II and Class III. Directors in each class shall serve a term of three years and until their successors are elected and qualified, or until their earlier resignation or removal. A separate class will be elected at each Annual Meeting of the stockholders except as otherwise provided in these by-laws.

Section 3. - Vacancies.

      Any vacancy occurring in the Board from any cause other than by reason of an increase in the number of Directors may be filled only by a majority of the remaining Directors although such majority is less than a quorum or by a sole remaining Director. Any vacancy occurring by reason of an increase in the number of Directors may be filled only by a majority of Directors. A Director filling a vacancy within one of the three classes discussed in Section 2 of Article III shall hold office until the three-year term of the class expires, and until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

Section 4. - Resignations.

      Any Director of the Corporation may resign at any time by giving written notice to the Corporation. Such resignation shall take effect at the time specified therein, if any, or if no time is specified therein, then upon receipt of such notice by the Corporation; and, unless otherwise provided therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. - Meetings of the Board.

      A regular meeting of the Board shall be held immediately after the Annual Meeting of stockholders or any special meeting of the stockholders at which the Board is elected, and thereafter regular meetings of the Board shall be held on such dates during the year as may be designated from time to time by the Board. All meetings of the Board shall be held at the general offices of the Corporation in the City of Baltimore or elsewhere, as ordered by the Board. Of all such meetings (except the regular meeting held immediately after the election of Directors) the Secretary shall give notice to each Director personally or by telephone, by facsimile directed to, or by written notice deposited in the mails addressed to, his or her residence or business address at least 48 hours before such meeting.

      Special meetings may be held at any time or place upon the call of the Chairman of the Board, or the President, or in their absence, on order of the Executive Committee by notices as above. In the event three-fourths of the Directors in office waive notice of any meeting in writing at or before the meeting, the meeting may be held without the aforesaid advance notices.

      The Chairman shall preside at all meetings of the Board, or, in his or her absence, the President or one of the Vice Presidents (if a member of the Board) shall preside. If at any meeting none of the foregoing persons is present, the Directors present shall designate one of their number to preside at such meeting.

Section 6. - Telephone Meetings Permitted.

      Members of the Board, or any committee, may participate in a meeting thereof by means of conference telephone or similar communications equipment in which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 7. - Quorum.

      A majority of the Directors in office shall constitute a quorum of the Board for the transaction of business. If a quorum be not present at any meeting, a majority of the Directors present may adjourn to any time and place they may see fit.

Section 8. - Executive Committee.

      The Directors shall annually, at their first meeting succeeding the stockholders' meeting at which they are elected, elect from among their number an Executive Committee of at least three. The Executive Committee may exercise, in the intervals between meetings of the Board, all of the powers of the Board in the management of the business and affairs of the Corporation, except the power to declare dividends, to issue stock other than as hereinafter stated, to recommend to stockholders any action requiring stockholder approval, amend the by-laws, or approve any merger or share exchange which does not require stockholder approval. If the Board has given general authorization for the issuance of stock, the Executive Committee, in accordance with a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board.

      The members of the Executive Committee shall hold their offices as such for one year and until their successors are elected and qualified, or until their earlier resignation or removal. All vacancies in said Committee shall be filled by the Board, but in the absence of a member or members of the Executive Committee, the members thereof present at any meeting (whether or not they constitute a quorum) may appoint a member of the Board to act in the place of such absent member. They shall designate one of their number as Chairman of the Committee, and shall keep a separate book of minutes of their proceedings and actions. They shall elect a Secretary to the Committee who shall give notice personally or by mail, telephone, or facsimile to each member of the Committee of all meetings, not later than 12 noon of the day before the meeting, unless a majority of the members of the Executive Committee in office waive notice thereof in writing at or before the meeting in which case the meeting may be held without the aforesaid advance notice. Meetings may be called by the Chairman of the Committee or by the Chief Executive Officer, or, in the event of their absence, by one of the other Officers among the Chairman of the Board, the President or the Vice Presidents (if a member of the Board). A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business.

Section 9. - Audit Committee.

      The Directors shall annually, at their first meeting succeeding the stockholders' meeting at which they are elected, elect from among their number an Audit Committee which shall consist of at least three Directors who shall be independent of Management and free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a Committee member, provided that no Director who was formerly an Officer of the Corporation shall be a member of the said Audit Committee. The members of the Audit Committee shall hold their offices as such for one year and until their successors are elected and qualified, or until their earlier resignation or removal. All vacancies in said Committee shall be filled by the Board. They shall designate one of their number as Chairman of the Committee, and shall keep a separate book of minutes of their proceedings and actions. They shall elect a Secretary to the Committee who shall give notice personally or by mail, telephone, or facsimile to each member of the Committee of all meetings, not later than 12 noon of the day before the meeting, unless a majority of the members of the Audit Committee in office waive notice thereof in writing at or before the meeting in which case the meeting may be held without the aforesaid advance notice. A majority of the members of the Audit Committee shall constitute a quorum for the transaction of business.

      In order to provide for direct communication between representatives of the Board and the Independent Auditors for the Corporation, the Audit Committee, in furtherance of this charge, shall have the following duties and responsibilities:

      (1) To recommend to the Board the public accounting firm (the "Independent Auditors") to be engaged to conduct the annual financial audit of the Corporation.

      (2) To discuss with such Independent Auditors the scope of their examination which shall be in accordance with generally accepted auditing standards with appropriate reports thereon to be submitted to the Board.

      (3) To review with the Independent Auditors and appropriate financial officers and Management of the Corporation, the annual financial statements and the Independent Auditors' report thereon.

      (4) To invite comments and recommendations from the Independent Auditors regarding the need for and/or results of the reviews of those financial statements and other documents and data reviewed or certified by such Independent Auditors.

      (5) To invite comments and recommendations from the Independent Auditors regarding the system of internal controls, accounting policies and practices, and any other related matters employed by the Corporation.

      (6) To meet with the Corporation's internal auditor in order to ensure, as a part of the system of internal controls, that an adequate program of internal auditing is being continuously carried out, to determine that the Corporation's internal audit staff is adequate and to review the findings of such staff's investigations.

      (7) To report periodically regarding its activities to the Board and to make such recommendations and findings concerning any audit or audit-related matter as the Audit Committee deems appropriate.

Section 10. - Committee On Management.

      The Directors shall annually, at their first meeting succeeding the stockholders' meeting at which they are elected, elect from among their number a Committee on Management consisting of at least three members. The members of the Committee on Management shall hold their offices as such for one year and until their successors are elected and qualified, or until their earlier resignation or removal. All vacancies in said Committee shall be filled by the Board. They shall designate one of their number as Chairman of the Committee, and shall keep a separate book of minutes of their proceedings and actions. They shall elect a Secretary to the Committee who shall give notice personally or by mail, telephone, or facsimile to each member of the Committee of all meetings, not later than 12 noon of the day before the meeting, unless a majority of the members of the Committee on Management in office waive notice thereof in writing at or before the meeting in which case the meeting may be held without the aforesaid advance notice. A majority of the members of the Committee on Management shall constitute a quorum for the transaction of business.

      The Committee on Management shall recommend to the Board nominees for election as Directors and shall consider the performance of incumbent Directors in determining whether to nominate them to stand for reelection. The Committee shall, among other things, consider any major changes in the organization of the Corporation. It shall recommend to the Board the remuneration arrangements for Officers and Directors of the Corporation. The Committee shall recommend to the full Board nominees for Officers of the Corporation. The Committee on Management shall have such additional powers and perform such duties as shall be prescribed by resolution of the Board.

Section 11. - Other Committees.

         The Board is authorized to appoint from among its members such other committees as it may, from time to time, deem advisable and to delegate to such committee or committees any of the powers of the Board that it may lawfully delegate. Each such committee shall consist of at least three Directors.

Section 12. - Fees and Expenses.

         Each member of the Board, other than salaried Officers and employees, shall be paid an annual retainer fee, payable in quarterly installments, in such amount as shall be specified from time to time by the Board. Each Committee Chair shall be paid an annual retainer fee, payable in quarterly installments, in such amount as shall be specified from time to time by the Board.

         Each member of the Board, other than salaried Officers and employees, shall be paid such fee as shall be specified from time to time by the Board for attending each regular or special meeting of the Board and for attending, as a committee member, each meeting of the Executive Committee, Audit Committee, Committee on Management and any other committee appointed by the Board. Each member shall be paid reasonable traveling expenses incident to attendance at meetings.


                                   ARTICLE IV

                                    OFFICERS


Section 1. - Officers.

         The Corporation shall have a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer, and a Secretary who shall be elected by, and hold office at the will of, the Board. The Chairman of the Board shall be chosen from among the Directors. The Board shall designate either the Chairman of the Board or the President to be the Chief Executive Officer of the Corporation. The Board shall also elect such other Officers, including Co-Presidents, as they may deem necessary for the conduct of the business and affairs of the Corporation. Any two offices, except those of President and Vice President, may be held by the same person, but no person shall sign checks, drafts and promissory notes, or execute, acknowledge or verify any other instrument in more than one capacity, if such instrument is required by law, the Charter, these by-laws, a resolution of the Board or order of the Chief Executive Officer to be signed, executed, acknowledged or verified by two or more Officers. The President, any Vice President, or such other persons as may be designated by the Board, shall sign all special contracts of the Corporation, countersign checks, drafts and promissory notes, and such other papers as may be directed by the Board. The President, or any Vice President, together with the Treasurer or an Assistant Treasurer (if any), shall have authority to sell, assign or transfer and deliver any bonds, stocks or other securities owned by the Corporation. The Chairman of the Board, President and Vice Presidents shall receive such compensation as shall be fixed by the Board. Compensation for Officers other than the Chairman of the Board, President and Vice Presidents shall be fixed by the Chief Executive Officer. The Board shall require a fidelity bond to be given by each Officer, or, in its discretion, the Board may substitute a general blanket fidelity bond or insurance contract to cover all Officers and employees.

Section 2. - Duties of the Officers.

      (a) Chairman of the Board

          The Chairman of the Board shall preside at all meetings of the Board and of stockholders. The Chairman of the Board shall also have such other powers and duties as from time to time may be assigned by the Board.

      (b) President or Co-Presidents

          The President shall have general executive powers, as well as specific powers conferred by these by-laws. The President shall also have such other powers and duties as from time to time may be assigned by the Board. In the absence of the Chairman of the Board, the President shall perform all the duties of the Chairman of the Board. If the Board has appointed Co-Presidents, they each shall have all the duties, rights, obligations and authority as set forth in these By-laws for a President.

      (c) Vice Presidents

          Each Vice President shall have such powers and duties as may be assigned by the Board or the Chief Executive Officer, as well as the specific powers assigned by these by-laws. A Vice President may be designated by the Board or the Chief Executive Officer to perform, in the absence of the President, all the duties of the President.

      (d) Treasurer

          The Treasurer shall have the care and the custody of the funds and valuable papers of the Corporation, and shall receive and disburse all moneys in such a manner as may be prescribed by the Board or the Chief Executive Officer. The Treasurer shall have such other powers and duties as may be assigned by the Board, or the Chief Executive Officer, as well as specific powers assigned by these by-laws.

      (e) Secretary

          The Secretary shall attend all meetings of the stockholders and Directors and shall notify the stockholders and Directors of such meetings in the manner provided in these by-laws. The Secretary shall record the proceedings of all such meetings in books kept for that purpose. The Secretary shall have such other powers and duties as may be assigned by the Board or the Chief Executive Officer, as well as the specific powers assigned by these by-laws.

      (f) Other Officers

          Such other Officers as are appointed by the Board shall exercise such duties and have such powers as by custom and applicable law generally pertain to their respective offices as well as such duties and powers as the Board or the Chief Executive Officer may assign.

Section 3. - Terms of Office; Removals and Vacancies.

      Any Officer may be removed by the Board in its sole judgment. In case of removal, the salary of such Officer shall cease. Removal shall be without prejudice to the contractual rights, if any, of the person so removed, but election of an Officer shall not of itself create contractual rights.

      Each Officer shall hold office until his or her successor is elected and qualified or until his or her earlier removal or resignation.

      Any vacancy occurring in any office of the Corporation shall be filled by the Board and the Officer so elected shall hold office for the unexpired term in respect of which the vacancy occurred and until his or her successor shall be duly elected and qualified.

      In any event of absence or temporary disability of any Officer of the Corporation, the Board may authorize another person to perform the duties of that office.

Section 4. - Voting Securities Owned by the Corporation.

      Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman, the President or any Vice President and any such Officer may, in the name of and on behalf of the Corporation, take all such action as any such Officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board may, by resolution, from time to time confer like powers upon any other person or persons.

                                    ARTICLE V

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS


Section 1. - Procedure.

       The Corporation shall indemnify all Directors, Officers and employees to the fullest extent permitted by the general laws of the State of Maryland and shall provide indemnification expenses in advance to the extent permitted thereby. The Corporation will follow the procedures required by applicable law in determining persons eligible for indemnification and in making indemnification payments and advances.

Section 2. - Exclusivity, etc.

      The indemnification and advance of expenses provided by the Charter and these by-laws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested Directors or other provision that is consistent with law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed or acting as agent for the corporation, shall continue in respect of all events occurring while a person was a Director or Officer after such person has ceased to be a Director or Officer, and shall inure to the benefits of the estate, heirs, executors and administrators of such person. All rights to indemnification and advance of expenses under the Charter of the Corporation and hereunder shall be deemed to be a contract between the Corporation and each Director or Officer of the Corporation who serves or served in such capacity at any time while this by-law is in effect. Nothing herein shall prevent the amendment of this by-law, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this by-law shall not in any way diminish any rights to indemnification or advance of expenses of such Director or Officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this by-law or any provision hereof is in force.


Section 3. - Severability; Definitions.

      The invalidity or unenforceability of any provision of this Article V shall not affect the validity or enforceability of any other provision hereof. The phrase "this by-law" in this Article V means this Article V in its entirety.


                                   ARTICLE VI

                                  Capital Stock


Section 1. - Evidence of Stock Ownership.

      Evidence of ownership of stock in the Corporation may be either pursuant to a certificate(s) or a statement in compliance with the general laws of the State of Maryland, each of which shall represent the number of shares of stock owned by a stockholder in the Corporation. Stockholders may request that their stock ownership be represented by a certificate(s). In case any Officer who signed any certificate, in facsimile or otherwise, ceases to be such Officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the Officer had not ceased to be such Officer as of the date of its issue.

      For stock ownership evidenced by a statement, such statement shall be in such form, and executed, as required from time to time by the general laws of the State of Maryland.

Section 2. - Transfer of Shares.

      Stock shall be transferable only on the books of the Corporation by assignment in writing by the registered holder thereof, his or her legally constituted attorney, or his or her legal representative, either upon surrender and cancellation of the certificate(s) therefor, if such stock is represented by a certificate, or upon receipt of such other documentation for stock not represented by a certificate as the Board and the general laws of the State of Maryland may, from time to time, require.

Section 3. - Lost, Stolen or Destroyed Certificates.

      No certificate for shares of stock of the Corporation shall be issued in place of any other certificate alleged to have been lost, stolen, or destroyed, except upon production of such evidence of the loss, theft or destruction and upon indemnification of the Corporation to such extent and in such manner as the Board may prescribe.

Section 4. - Transfer Agents and Registrars.

      The Board shall appoint a person or persons, the Corporation or any incorporated trust company or companies or any of them, as transfer agents and registrars and, if stock is represented by a certificate, may require that such certificate bear the signatures or the counter-signatures of such transfer agents and registrars, or either of them.

Section 5. - Stock Ledger.

      The Corporation shall maintain at its principal office, a stock record containing the names and addresses of all stockholders and the numbers of shares of each class held by each stockholder.


                                   ARTICLE VII

                                  Miscellaneous


Section 1. - Seal.

      The Board shall provide, subject to change, a suitable corporate seal which may be used by causing it, or facsimile thereof, to be impressed or affixed or reproduced on the Corporation's stock certificates, bonds, or any other documents on which the seal may be appropriate.

Section 2. - Amendments.

      These by-laws, or any of them, may be amended or repealed, and new by-laws may be made or adopted only at any meeting of the Board, by vote of a majority of the Directors or at a meeting of the shareholders, duly called, by a vote of two-thirds of the shareholders eligible to vote thereon.

Section 3. - Section Headings and Statutory References.

      The headings of the Articles and Sections of these by-laws have been inserted for convenience of reference only and shall not be deemed to be a part of these by-laws.

                                          12